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                                  Exhibit 6-2

                         ENRON Corporation Letterhead


December 20, 1999



John T. Schofield
Chairmen, President & CEO
Thermatrix Inc.
308 N. Peters Road, Suite 100
Knoxville, TN 37922

Dear Mr. Schofield,

          Regrettably, I hereby tender my resignation as a member of the board of directors of Thermatrix. My duties and responsibilities at Enron have increased such that I will not be able to dedicate the time and energy needed to fulfill my duties as a member of your board. I have enjoyed my tenure on the board of Thermatrix, and I wish you and the company much success in the future.

                                         Sincerely,

                                         /s/ Joseph W. Sutton
                                         Joseph W. Sutton